Exhibit 99.1

Press Release www.shire.com

PDMR Share Dealing

December 5, 2012 – Shire plc (LSE: SHP, NASDAQ: SHPG) announces that it was notified today that on December 4, 2012, Tatjana May exercised options over 80,000 Shire plc ordinary shares of 5p each (“Shares”). These options were granted under the 2000 Executive Share Option Scheme. Ms May chose to use a net settled cashless exercise facility run by the Company.

Number of Shares	Exercise price	Number of Shares received	Number of Shares sold1	Average sale price
20,000	£12.57	6,110	3,614	£18.28351
60,000	£5.585	41,486	24,536	£18.28351

1 Shares sold to satisfy Ms May’s personal tax liabilities.

This notification relates to disclosures made in accordance with 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

Notes to editors

Shire enables people with life-altering conditions to lead better lives.

Through our deep understanding of patients’ needs, we develop and provide healthcare in the areas of:

•	Behavioral Health and Gastro Intestinal conditions
•	Rare Diseases
•	Regenerative Medicine

as well as other symptomatic conditions treated by specialist physicians.

We aspire to imagine and lead the future of healthcare, creating value for patients, physicians, policymakers, payors and our shareholders.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX